UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Soliciting Material Pursuant to §240.14a-12

ION Networks, Inc.

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ION Networks, Inc.

Letter To Stockholders

Notice of Meeting and Proxy Statement for
2006 Annual Meeting of Stockholders

2005 Annual Report on Form 10-KSB

November 2006

Dear Shareholders,

When I last communicated with you, ION was just beginning to emerge from one of the most difficult periods in our corporate history. A series of challenges, both internal and market-driven, compelled ION’s new management team to refocus the company’s objectives with an eye towards achieving profitability and carving out a new place for ION in the changing telecommunications landscape. The entire ION team has made great strides in achieving those objectives. I welcome this opportunity to share with you a snapshot of the key achievements and happenings since our last annual meeting.

Profitability and Renewed Relationships in 2005

Reflecting on the time since our last meeting, I’m sure everyone will agree that our primary achievement was profitability in 2005. Following seven consecutive unprofitable years beginning in 1998, we were able to significantly reduce debt and show a modest profit last year. Considering our limited resources and cash flow, this represents an incredible achievement. Much of these results can be attributed to ION signing umbrella agreements with the largest players in our service provider target market. In 2005, we signed three-year agreements with Verizon and Sprint, as well as a two-year agreement with Qwest. These are in addition to the three-year renewal of our OEM agreement signed with international communication systems provider Avaya, in 2004.

Late in 2005, ION re-entered the European market, which it had abandoned in 2002. Since that time, we have signed agreements with five new resellers and seen the number of opportunities increase significantly. Many of you expressed enthusiasm at the press release announcing the certification of our solution by the Department of Defense (DoD) and the subsequent order we received from the Marine Corps. While we all expected that to be the first of many orders, we were disappointed by the cost of doing business with the DoD and our lack of success in penetrating other branches of the government and military. However, during the last few months, we have seen renewed interest in our solution by the Air Force, Army, and the DoD’s Defense Information Systems Agency (DISA).

Focus on Product Development

Innovation and productivity were key elements of ION’s product development strategy. The last year and a half also saw a great increase in product development activities, resulting in the release of our first new products in many years. Last year, we introduced our Secure Modem, the first, single-line modem that uses two-factor authentication rather than passwords, and launched our new SA5600 line of secure appliances, which deliver significant price/performance increases over our older lines. By keeping an open dialogue with customers and a watchful eye on future trends, we have remained agile and are constantly improving our technology to meet the changing demands of the marketplace.

To that end, we recently added many new, market-driven features. Services SSL VPN™ and Alarm Management Engine™, two new features of our SA5600 and PRIISMS product lines, help service providers remotely connect to, monitor, and securely manage equipment via the Internet. Additionally, we are currently in the process of refreshing our centralized management software application, PRIISMS, and have announced compliance with new European environmental regulations (or RoHS), which require elimination of certain hazardous materials in the manufacturing of electronic components and their casings. To date, customer reception has been excellent.

Moving Forward, Adjusting Our Course

Recently the Company added a new Director to the Board, Phil Levine, who also heads our Audit Committee, and named Henry Hill, formerly Senior Vice President of Technical Services as the

Chief Operating Officer. In addition, we recently added our first marketing professional in four years and have begun building external communications plans. We also increased our sales and sales engineering force to generate additional revenues.

As you can see from our current year results, the road to success has its challenges. A number of factors have impacted our ability to grow the Company as quickly as we would like, most of which have centered on the consolidation of our primary market, large service providers. The mergers of Verizon and MCI, Sprint and Nextel, and AT&T and SBC have resulted in the delay of numerous orders as these Goliaths work to integrate their processes and organizations. It has also extended the sales cycles and reduced our control of sales activities with the replacement of many of our existing contacts, essentially further exacerbating the complexities of working with such large companies. While tremendous strides have been made developing our relationships with these new, combined entities, the impact on current revenues is obvious.

Based upon the market consolidation and our focus on improving sales and providing shareholder value, we are making a slight change in course. Our research indicates that the mid-tier service provider market has begun to take advantage of this situation. Our customers in this segment have validated our findings and have demonstrated they are far more nimble, motivated and hungry than their larger counterparts. These mid-tier service providers handle many systems management functions required by enterprises large and small. ION’s new products and features complement these areas and support the mid-tier service provider in meeting their challenges in the rapidly growing VoIP (Voice over Internet Protocol) market. We are confident this new target market presents significant opportunities that will fuel the growth of ION.

While we have always recognized the ultimate value of our solution resides within the enterprise, we traditionally pursued this market through our service provider partners. This decision was based upon the opportunity to leverage our partners’ sales forces to reduce sales costs and that our solution provided value to both service providers and their enterprise customers. However, due to increased security compliance mandates, now, more than ever, there is greater enterprise demand for the capability to audit and control network device access and the people who administer this equipment (service providers/equipment vendors/internal employees/vendor technicians). ION’s products directly meet the needs of this growing market. Therefore, our focus and efforts directly marketing to enterprise customers will be far more intensified going forward.

The last area of our new direction involves the pursuit of strategic alliances. We are actively pursuing companies with complementary products and solutions who serve similar markets. This will expand ION’s coverage of the market, as well as enhance our messaging and exposure to new prospects.

Despite severely limited resources, ION has come a long way under the direction of the current management team. We also recognize there is much left to do, and a long way to go for our shareholders to regain their confidence and investments in the Company. While funding remains an issue in the public markets, we are pleased with the continued commitment of our largest shareholder, Special Situation Funds, and with our ability to obtain a two and one-half million dollar line of credit from California-based Bridge Bank. As ION grows, there will be continued demands for financial resources. Based on stronger results, we are confident that additional funding should become available from internally generated cash flows, as well external financing sources.

Finally, the entire ION team and I look forward to meeting you at our annual meeting, November 8th at our corporate offices, to answer questions and share with you our vision for a successful future. Thank you for your continued support.

Regards,

Norman E. Corn
Chief Executive Officer

ION NETWORKS, INC.
120 Corporate Boulevard
South Plainfield, NJ 07080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 8, 2006

To the Stockholders of ION NETWORKS, INC.:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the ‘‘Meeting’’) of ION Networks, Inc., a Delaware corporation (‘‘ION’’ or the ‘‘Company’’), will be held at the offices of the Company at 120 Corporate Boulevard, South Plainfield, New Jersey, on Wednesday, November 8, 2006, at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect four directors to the Company’s Board of Directors, to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

2.	To approve the ION Networks, Inc. 2006 Stock Incentive Plan.

3.	To conduct such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Management is aware of no other business which will come before the Meeting.

The Board of Directors has fixed the close of business on September 12, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.

The Board of Directors believes that the election of the nominees and the proposal being submitted to the stockholders are in the best interest of the Company and its stockholders and urges you to vote in favor of the nominees and the proposal.

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

By Order of the Board of Directors,
NORMAN E. CORN Chief Executive Officer South Plainfield, New Jersey October 6, 2006

Proxy Statement	3
Proposal One: Election of Directors	5
Corporate Governance	8
Executive Compensation	11
Equity Compensation Plan Information	14
Security Ownership of Management and Principal Stockholders	16
Certain Relationships and Related Transactions	18
Proposal Two: Approval of 2006 Stock Incentive Plan	19
Independent Auditors	25
Stockholder Proposals	26
Other Matters	27
Appendix A: ION Networks, Inc. 2006 Stock Incentive Plan

ION NETWORKS, INC.
120 Corporate Boulevard
South Plainfield, New Jersey 07080

PROXY STATEMENT

This proxy statement is furnished to the holders of common stock, par value $.001 per share ION Networks, Inc., a Delaware corporation (‘‘ION’’ or the ‘‘Company’’), in connection with the solicitation by and on behalf of its Board of Directors (‘‘Board of Directors’’ or the ‘‘Board’’) of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on Wednesday, November 8, 2006 (the ‘‘Meeting’’), at 10:00 a.m., local time, at 120 Corporate Boulevard, South Plainfield, New Jersey and at any adjournment or postponement thereof.

A form of proxy is enclosed for use at the Meeting. When such proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted as the Board recommends, that is, ‘‘FOR’’ the election of the nominees for director named in this proxy statement, ‘‘FOR’’ the approval of the ION Networks, Inc. 2006 Stock Incentive Plan, and in connection with the conduct of other business, if properly raised, in accordance with the judgment of the person or persons voting the proxy. If, for any reason, any of the nominees for director are unable or unavailable to serve or for good cause will not serve, an event that we do not anticipate, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board or the size of the Board may be reduced.

If any other matters are properly presented at the Meeting for consideration, such as consideration of a motion to adjourn the Meeting to another time or place, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote, unless the stockholder otherwise specifies in the proxy. At the date this proxy statement, we do not anticipate that any other matters will be raised at the Meeting.

It is important that your shares are represented at the Meeting, and, therefore, all stockholders are cordially invited to attend the Meeting. However, whether or not you plan to attend the Meeting, you are urged to, as promptly as possible, mark, sign, date and return the enclosed proxy card, which requires no postage if mailed in the United States in the enclosed pre-paid envelope.

Any stockholder giving a proxy has the right to attend and vote at the Meeting in person. If you hold shares directly in your name and attend the Meeting, you may vote your shares in person, even if you previously submitted a proxy card. You may revoke your proxy and change your vote by submitting a valid, later-dated proxy card or by giving written notice of such revocation to the Chief Financial Officer of the Company prior to or at the Meeting or by voting in person at the Meeting. Your attendance at the Meeting itself will not revoke your proxy unless you give written notice of revocation to the Chief Financial Officer before your proxy is voted or you vote in person at the Meeting. If your shares are held in ‘‘street name’’, you should contact your bank, brokerage firm or other nominee and follow its procedures for changing your voting instructions. You may also vote in person at the Meeting if you obtain a legal proxy from your record holder.

Record Date and Quorum Requirements

The close of business on September 12, 2006 has been fixed as the record date (the ‘‘Record Date’’) for the determination of stockholders entitled to notice of and to vote at the Meeting. On that date there were 32,785,565 shares of Company common stock outstanding. Each outstanding share of common stock is entitled to one vote. The holders of a majority of the shares of common stock outstanding on the Record Date, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and at any adjournment or postponement thereof. Votes withheld in the election of directors, and abstentions and broker non-votes with respect to any other proposal, will be deemed as present for purposes of determining a quorum at the Meeting.

Required Vote

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote generally for the election of directors is necessary to constitute a quorum at the Meeting. Abstentions and broker ‘‘non-votes’’ are counted as present and entitled to vote for purposes of determining a quorum. A broker ‘‘non-vote’’ occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

The affirmative vote of a plurality of the votes cast at the Meeting is required to elect a director. Thus, an abstention or a broker ‘‘non-vote’’ will have no effect on the outcome of the vote on election of directors at the Meeting. The affirmative vote of a majority of the votes cast at the Meeting is required to approve the ION Networks, Inc. 2006 Stock Incentive Plan.

Election inspectors appointed for the Meeting will tabulate the votes cast by proxy or in person at the meeting. The election inspectors will determine whether or not a quorum is present. Votes will NOT be considered cast if the shares are not voted for any reason, including an abstention indicated as such on a written proxy or ballot, if directions are given in a written proxy to withhold votes, or if the votes are withheld by a broker.

Multiple Copies of Annual Report and Proxy Statement

When more than one holder of Company common stock shares the same address, we may deliver only one annual report and one proxy statement to that address unless we have received contrary instructions from one or more of those stockholders. Similarly, brokers and other intermediaries holding shares of Company common stock in ‘‘street name’’ for more than one beneficial owner with the same address may deliver only one annual report and one proxy statement to that address if they have received consent from the beneficial owners of the stock.

We will deliver promptly upon written or oral request a separate copy of the annual report and proxy statement to any stockholder, including a beneficial owner of stock held in ‘‘street name,’’ at a shared address to which a single copy of either of those documents was delivered. To receive additional copies of our annual report and proxy statement, you may call or write Patrick E. Delaney, Chief Financial Officer, ION Networks, Inc., at 120 Corporate Boulevard, South Plainfield, New Jersey 07080, telephone (908) 546-3900.

You may also contact the Company’s Chief Executive Officer at the address or telephone number above if you are a stockholder of record of the Company and you wish to receive a separate annual report and proxy statement in the future, or if you are currently receiving multiple copies of our annual report and proxy statement and want to request delivery of a single copy in the future. If your shares are held in ‘‘street name’’ and you want to increase or decrease the number of copies of our annual report and proxy statement delivered to your household in the future, you should contact the broker or other intermediary who holds the shares on your behalf.

Solicitation of Proxies

This proxy solicitation is being made by the Board of Directors. The cost of the solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone, facsimile, email, or other electronic means by officers, directors and employees of the Company. We will not specially compensate those persons for such solicitation activities. We may retain a proxy-soliciting firm to assist us in soliciting proxies. If so, we would pay the proxy-soliciting firm a fee and reimburse it for certain out-of-pocket expenses. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of common stock held of record by such persons, and we will reimburse such persons for their reasonable expenses incurred in forwarding the materials. This proxy statement and the accompanying form of proxy will be first mailed to stockholders on or about October 6, 2006.

The Company’s Annual Report on Form 10-KSB for the 2005 fiscal year (which is not part of the proxy soliciting material), which contains financial data and other information about the Company, is also enclosed herewith.

PROPOSAL #1
ELECTION OF DIRECTORS

At the Meeting, the stockholders will elect four directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. Unless otherwise directed, the persons named in the proxy intend to cast all proxies received ‘‘FOR’’ the election of Messrs. Stephen M. Deixler, Frank S. Russo, Philip Levine and Norman E. Corn (the ‘‘Nominees’’) to serve as directors upon their nomination at the Meeting. The Company’s bylaws provide that the number of directors consist of one or more, such number of directors to be fixed by the Board from time to time. The total number of directors of the Company is currently fixed at four. At the Meeting, four nominees will stand for election. Proxies cannot be voted for more than four nominees for director. Votes withheld in the election of directors and abstentions and broker non-votes, if any, will not be counted towards the election of any person as a director.

Each of the Nominees has consented to serve as a director if elected. Each of the Nominees currently serves as a director of the Company. In the event that any of the Nominees for director should become unavailable for election to the Board of Directors for any reason, the persons named in the proxies will have discretionary authority to vote the proxies for one or more substitute nominees who will be designated by the existing Board or the size of the Board may be reduced. The Board believes that the named nominees are available and, if elected, will be able to serve. Unless authority to vote for any director is withheld in a proxy, each proxy will be voted ‘‘FOR’’ each of the Nominees.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth (i) the names and ages of the nominees for election to director, (ii) the other positions and offices presently held by such persons with the Company, if any, and (iii) the date upon which such persons began their service on the Board.

NOMINEES FOR ELECTION AT 2006 ANNUAL MEETING

Name and Position with the Company, if any	Age	Director Since
Stephen M. Deixler, Chairman of the Board	71	May 1982
Norman E. Corn, Chief Executive Officer and Director	60	November 2005
Frank S. Russo, Director	63	November 2000
Philip Levine, Director	59	June 2006

Set forth below is the name of, and certain biographical information regarding, the directors of the Company.

STEPHEN M. DEIXLER has been Chairman of the Board of Directors since May 1982 and served as Chief Executive Officer of the Company from April 1996 to May 1997. He was President of the Company from May 1982 to June 1985 and served as Treasurer of the Company from its formation in 1982 until September 1993. During the period from March 2003 to September 2003, Mr. Deixler served as the interim Chief Financial Officer of the Company. He also serves as Chairman of the Board of Trilogy Leasing Co., LLC and President of Resource Planning Inc. Mr. Deixler was the Chairman of Princeton Credit Corporation until April 1995.

NORMAN E. CORN has served as Chief Executive Officer of the Company since August 15, 2003. Prior to joining ION, from 2000 until 2003, Mr. Corn was Executive Vice President of Liquent, Inc., a Pennsylvania-based software company that provides electronic publishing solutions, focused on the life sciences industry. Mr. Corn has also served from 1994 to 2000 as CEO of TCG Software, Inc., an offshore software services organization providing custom development to large corporate enterprises in the US. Mr. Corn has led other companies, including Axiom Systems Group, The Cobre Group, Inc., The Office Works, Inc. and Longview Results, Inc., having spent the early part of his career in sales, marketing and executive positions in AT&T and IBM.

FRANK S. RUSSO has served as a director of the Company since November 2000. Mr. Russo was with AT&T Corporation from September 1980 to September 2000 and most recently served as its Corporate Strategy and Business Development Vice President. While at AT&T, Mr. Russo held a number of other management positions including that of General Manager, Network Management Services from which he helped architect and launch AT&T's entry into the global network outsourcing and professional services business. Mr. Russo retired from AT&T in 2000. Prior to joining AT&T, Mr. Russo was employed by IBM Corporation in a variety of system engineering, sales and sales management positions. Mr. Russo served on the Board of Directors of Oak Industries, Inc., a manufacturer of highly engineered components, from January 1999 to February 2000, and currently serves on the Board of Directors of Retail Solutions, a private e-commerce company headquartered in Waltham, Massachusetts.

PHILIP LEVINE has served as a director of the Company since June 30, 2006. He has served as Chief Financial Officer and General Counsel of Teldata, which later became Control Point Solutions. Prior positions included: Vice President with the American Arbitration Association; Chief Financial Officer, Treasurer, and Corporate Secretary of both Computron Software and Numerax. Mr. Levine is a Certified Public Accountant, Attorney and teaches business courses at Kean College. He has been an Arbitrator with the National Association of Securities Dealers for over twenty-five years. He received his JD from Rutgers Law School, an MBA from Baruch Graduate School of the City University of New York, and a BS from Brooklyn College, also CUNY.

Executive Officers

Set forth below is the name of, and certain biographical information regarding, the executive officers of the Company who do not serve as directors of the Company.

Name	Age	Position Held with the Company
Patrick E. Delaney	53	Chief Financial Officer
William Whitney	51	Chief Technology Officer and Vice President of Research and Development
Henry A. Hill	46	Chief Operating Officer

PATRICK E. DELANEY has served as Chief Financial Officer of the Company since September 15, 2003. Prior to joining ION, from 2000 until 2003, Mr. Delaney was the President of Taracon, Inc. a privately owned independent consulting firm that provides management consulting for early and mid-stage technology and financial services companies. Mr. Delaney also served as Chief Financial Officer for two publicly traded telecommunications providers, Pointe Communications Corporation from 1993 to 2000 and Advanced Telecommunications Corporation from 1986 to 1993. Mr. Delaney has served other companies in executive capacities including RealCom Communications, Argo Communications and ACF Industries.

HENRY A. HILL has served as Senior Vice President of Technical Services since August 31, 2004. Prior to joining ION, from 2003 to 2004 Mr. Hill was Vice President of Client Services and Operations at Fast Track Systems, Inc., a Pennsylvania-based global provider of protocol design and clinical trial software for the pharmaceutical industry. Mr. Hill served as Chief Operating Officer at both Liquent, Inc., a software company that provides electronic publishing solutions and TCG Software, Inc., an offshore software services organization providing custom development to large corporate enterprises in the US. Mr. Hill has also held client services, operations, and technology management positions with global organizations including Accenture and Sea-Land Service.

WILLIAM WHITNEY has served as Vice President of Research and Development since March 2002 and Chief Technology Officer since October 1, 2002. Prior to joining ION, from April 2000 to February 2002, Mr. Whitney served as the Vice President of Development and Chief Technology Officer for Outercurve Technologies, a provider of wireless application development and deployment solutions. Previously from, May 1998 to March 2002, Mr. Whitney served as President of CTO Systems.

Required Vote

Directors are elected by a plurality of the votes of the shares present by in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Votes withheld in the election of directors and abstentions or broker non-votes, if any, will be deemed as present for the purposes of determining the presence of a quorum at the Meeting, but will not be counted towards the election of any person as a director. Brokers who hold shares of Company common stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owner by the tenth day before the Meeting, provided that this proxy statement has been transmitted to the beneficial holder at least 15 days prior to the Meeting. In the event that any of the nominees should become unavailable before the Meeting, it is intended that shares represented by the enclosed proxy will be voted for such substitute nominee as may be nominated by the current Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE ‘‘FOR’’ EACH NOMINEE NAMED IN THE PROXY.

CORPORATE GOVERNANCE

General

The Company is committed to establishing sound principles of corporate governance which promote honest, responsible and ethical business practices. The Company’s corporate governance practices are actively reviewed and evaluated by the Board of Directors. This review includes comparing the Board’s current governance policies and practices with those suggested by authorities active in corporate governance as well as the practices of other public companies. Based upon this evaluation, the Board has adopted those policies and practices that it believes are the most appropriate corporate governance policies and practices for the Company.

Board Independence and Composition

The Board of Directors has determined that a majority of the directors and all current members of the audit committee are ‘‘independent’’ within the meaning of the Nasdaq independence standards, and that the members of the audit committee are also ‘‘independent’’ for purposes of Section 10A(m)(3) of the Exchange Act.

The Company’s independent directors are: Stephen M. Deixler, Frank S. Russo, and Philip Levine.

In making each of these independence determinations, the Board considered and broadly assessed, from the standpoint of materiality and independence, all of the information provided by each director in response to detailed inquiries concerning the director’s independence and any direct or indirect business, family, employment, transactional or other relationship or affiliation of such director with the Company.

Board Meetings and Committees

During the Company’s fiscal year ended December 31, 2005, there were four meetings of the Board of Directors, and the Board acted by unanimous written consent in lieu of a meeting on one other occasion. Except for Mr. Levine, who did not become a director until June 30, 2006, each member of the Board of Directors who is currently a director attended all of the meetings of the Board of Directors during fiscal 2005. Each of Messrs. Deixler, Russo and Corn attended all meetings held by the committees on which each served. The Board of Directors has a separate Audit Committee, but does not have a separate Nominating or Compensation Committee.

The Company’s Audit Committee currently consists of Messrs. Stephen M. Deixler, Frank S. Russo and Philip Levine. The Board of Directors has determined, based on information provided to it by Mr. Levine, that Mr. Levine qualifies as a ‘‘Financial Expert’’ under rules adopted pursuant to the Sarbanes-Oxley Act.

The function of the Audit Committee is to review and advise the Board with respect to matters concerning the financial condition and operations of the Company, to select independent auditors, to determine the scope of their engagement and their compensation, to review the effectiveness of the Company’s internal accounting methods and procedures and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The specific functions and responsibilities of the Audit Committee are set forth in a written charter of the Audit Committee adopted by the Board. The Audit Committee reviews and reassesses its Charter annually and recommends any changes to the Board for approval. A report of the Audit Committee appears under the caption ‘‘Audit Committee Report’’ below. During the fiscal year ended December 31, 2005, the Audit Committee held four meetings.

The Company does not currently have a separate nominating committee, and no nominating committee charter is in place. The Board has determined that in light of the relatively small size of the Board, it is appropriate for the Board as a whole to consider all nominations. However, the Board is considering establishing a nominating committee during the current fiscal year. Stephen M. Deixler, Frank S. Russo, and Philip Levine, each of whom has been determined by the Board to be ‘‘independent’’ within the meaning of the Nasdaq independence standards, participate in the consideration of director nominees. Norman E. Corn is not ‘‘independent’’ pursuant to the above mentioned standards but does participate in the nominating process.

The Board nominates current members of the Board of Directors and it will consider nominees recommended by stockholders. Stockholders may forward the name, address and biographical information of a potential nominee to: c/o Board of Directors, ION Networks, Inc., 120 Corporate Boulevard, South Plainfield, NJ 07080, Attn: Patrick Delaney. A nominee to the Board of Directors must have such experience in business or financial matters as would make such nominee an asset to the Board of Directors. The Board of Directors will evaluate a potential nominee by personal interview, and/or any other method the Board deems appropriate, which may, but need not, include a questionnaire.

The Board does not have a policy regarding attendance by its members at annual meetings of stockholders. The Company did not hold an annual meeting of stockholders in 2005. The 2004 annual meeting of stockholders was attended by Messrs. Deixler, Russo and Corn, all of whom are current members of the Board.

Audit Committee Report

The Audit Committee reviewed and discussed with management of the Company and with Marcum & Kliegman, LLP, the independent auditors of the Company, the audited financial statements of the Company as of December 31, 2005 (the ‘‘Audited Financial Statements’’). In addition, the Audit Committee discussed with Marcum & Kliegman, LLP the matters required by Codification of Statements on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90.

The Audit Committee also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with them their independence from the Company. The Audit Committee also discussed with management of the Company and the independent auditors such other matters and received such assurances from them as it deemed appropriate.

Management is responsible for the Company’s internal controls and the financial reporting process. Marcum & Kliegman, LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and issuing a report thereupon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the report of the independent auditors with respect to the Audited Financial Statements, and relying thereon, the Audit Committee has recommended to the Company’s Board of Directors the inclusion of the Company’s Audited Financial Statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

Audit Committee
Philip Levine, Chairman Stephen M. Deixler Frank S. Russo

Stockholder Communication Process

Stockholders may communicate directly with the Board of Directors by sending communications to the Board of Directors, c/o of ION Networks, Inc., 120 Corporate Boulevard, South Plainfield, New Jersey 07080.

Code of Ethics

The Company has a Code of Ethics in place for all of its employees. A copy of the Company’s Code of Ethics will be provided free of charge, upon written request of ION Networks, Inc. 120 Corporate Blvd., South Plainfield, New Jersey 07080.

Compensation Of Directors

Each year, Directors who are not also employees of the Company (‘‘Non-Employee Directors’’) receive fully vested options to purchase 10,000 shares of Common Stock. Non-Employee Directors are also granted fully vested options to purchase an additional 1,500 shares of Common Stock for each meeting they attend of the Board and annually for membership of each Board committee on which they serve. Options are granted at exercise prices per share equal to the fair market value of the common stock on the date of the grant. In addition, the Company reimburses all Non-Employee Directors traveling more than fifty miles to a Board meeting for all reasonable travel expenses.

EXECUTIVE COMPENSATION

The following table sets forth the compensation earned, whether paid or deferred, by the Company's Chief Executive Officer and its other three most highly compensated executive officers during the year ended December 31, 2005 (the ‘‘Named Executive Officers’’) for services rendered in all capacities to the Company.

Summary Compensation Table

	Annual Compensation			Long-term Compensation
				Awards			Payouts
Principal Position	Year Ending*	Salary($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compen- sation($)/(1)/
CEO and Executive Officers:
Norman E. Corn	2005	235,800/(1)	30,000	9,296/(6,7)	—	—	—	—
Chief Executive Officer	2004	217,400/(2)	20,000	1,723/(8)	—	1,550,000	—	—
	2003	60,000/(3)	—	—	—	—	—	—
Patrick E. Delaney	2005	210,800/(1)	27,500	4,500/(6)	—	—	—	—
Chief Financial Officer	2004	181,400/(2)	10,000	4,125/(9)	—	800,000	—	—
	2003	35,323/(4)	—	—	—	—	—	—
Henry A. Hill	2005	150,000	12,500	—	—	—	—	—
Sr. VP of Technical Services	2004	50,577(5)	—	—	—	500,000	—	14,000
William Whitney	2005	155,000	12,500	—	—	—	—	—
VP & Chief Technology Officer	2004	150,000	—	—	—	400,000	—	—
	2003	117,962	—	—	—	—	—	—

(1)	Includes $10,800 in auto allowance.

(2)	Includes $9,900 in auto allowance.

(3)	Mr. N. Corn joined the Company on 08/15/03. Pursuant to his employment agreement, he received an annualized base salary of $180,000 for the year ended December 31, 2003.

(4)	Mr. P. Delaney joined the Company on 09/15/03. Pursuant to his employment agreement, he received an annualized base salary of $120,000 for the year ended December 31, 2003.

(5)	Mr. Hill joined the Company on August 31, 2004. Pursuant to his employment agreement, he received a base salary of $150,000 for the year ended December 31, 2004.

(6)	Includes $4,500 in Medical reimbursement

(7)	Includes $4,796 in Life Insurance reimbursement

(8)	Includes $1,200 in Life Insurance reimbursement and includes $523 in Medical reimbursement

(9)	Includes $524 in Medical reimbursement and $1,200

(10)	Includes $4,125 in Medical reimbursement

Option Grants for Year Ended December 31, 2005

No stock options were granted to the Named Executive Officers during the year ended December 31, 2005.

Aggregated Option Exercises for Year Ended December 31, 2005
And Year Ended Option Values

No stock options were exercised during the year ended December 31, 2005 by any of the Named Executive Officers. The following table sets forth the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized($)	Number of Securities Underlying Unexercised Options at FY-End(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End($)/(1)/ Exercisable/Unexercisable
CEO and Executive Officers:
Norman E. Corn	—	—	1,550,000/0	126,500/0
Patrick E. Delaney	—	—	800,000/0	44,000/0
William Whitney	—	—	500,000/214,500	11,000/0
Henry A. Hill	—	—	211,250/288,750	2,113/2,887

(1)	The average price for the Common Stock as reported by the OTC Bulletin board on December 31, 2005, was $.17 per share. Value is calculated on the basis of the difference between the option exercise price and $.17 multiplied by the number of shares of Common Stock underlying the options.

Employment Contracts, Termination of Employment and Change of Control Arrangements

The Company entered into an employment agreement with Norman E. Corn dated August 15, 2003 and amended on November 10, 2004. Pursuant to the agreement, Mr. Corn is employed as Chief Executive Officer of the Company. Through December 31, 2005, Mr. Corn was paid a base salary at an annualized rate of $225,000 and his current annual base salary is $235,000. In addition, he receives a monthly car allowance of $900, plus reimbursement for additional life and disability insurances. On January 28, 2004, the Company awarded Mr. Corn options to purchase 1,550,000 shares of common stock, consisting of incentive stock options to purchase 800,000 shares of common stock, exercisable at $0.115 per share and non-incentive stock options to purchase 750,000 shares of common stock, exercisable at $0.07 per share. These options vested immediately. On January 28, 2006, the Company awarded Mr. Corn options to purchase 250,000 shares of common stock, exercisable at $0.18. These options vest ratably over a three year period. If the Company terminates Mr. Corn’s employment, a severance payment of $352,500 is contemplated by the contract. Mr. Corn’s agreement has no fixed term and is terminable at will by either party.

The Company entered into an employment agreement with Patrick E. Delaney dated September 15, 2003. Pursuant to the agreement, Mr. Delaney is employed as Chief Financial Officer of the Company. Through December 31, 2005, Mr. Delaney was paid a base salary at an annualized rate of $200,000, and his current annual base salary is $200,000. In addition, during 2005, he received a monthly car allowance of $900, plus reimbursement for additional life and disability insurances. On January 28, 2004, the Company awarded Mr. Delaney options to purchase 1,050,000 shares of common stock consisting of incentive stock options to purchase 800,000 shares of common stock, exercisable at $0.115 per share and non-incentive stock options to purchase 250,000 shares of common stock, exercisable at $0.045 per share. These options vested immediately. On January 28, 2006, the Company awarded Mr. Delaney options to purchase 250,000 shares of common stock, exercisable at $0.18. These options vest ratably over a three year period. If the Company terminates Mr. Delaney’s employment a severance payment of $300,000 is contemplated by the contract. Mr. Delaney’s agreement has no fixed term and is terminable at will by either party.

The Company entered into an employment agreement with William Whitney dated March 11, 2002. Pursuant to the agreement, Mr. Whitney receives a base salary at an annual rate of $150,000. Pursuant to the agreement, Mr. Whitney was granted stock options to purchase 100,000 shares of the Company’s common stock at a price of $0.70 per share. These options vest as follows: 34,000 vested on March 11, 2003, and 8,250 vest at the end of each three month period, commencing with the period ending June 11, 2003, and ending with the period ending March 11, 2005. On January 28, 2006, the Company awarded Mr. Whitney options to purchase 250,000 shares of common stock, exercisable at $0.18. These options vest ratably over a three year period. In the event of a change in control event (as described in the employment agreement) all options will become immediately vested.

The Company entered into an employment agreement with Henry A. Hill dated August 31, 2004, which has no specific stated termination date. Pursuant to the agreement, Mr. Hill receives a base salary of $150,000 per year. Pursuant to the agreement, Mr. Hill was granted incentive stock options to purchase 500,000 shares of the Company's Common Stock at $0.16 per share. These options vested as follows: 170,000 on August 30, 2005 and 41,250 at the end of each three month period thereafter, with the last options vesting on August 30, 2007. On January 28, 2006, the Company awarded Mr. Hill options to purchase 250,000 shares of common stock, exercisable at $0.18. These options vest ratably over a three year period. If the Company terminates Mr. Hill’s employment, it is obligated to make a severance payment equal to six months of his then current annual salary. Effective January 1, 2006 Mr. Hill receives a monthly car allowance of $600.

Equity Compensation Plan Information

The following table provides information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans as of December 31, 2005.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options warrants, and rights	(c) Number of securities remaining available for futures issuance under equity compensation plans (excluding securities reflecting in column (a))
Equity compensation plans approved by security holders(1)	4,139,831	0.27	1,752,169
Equity compensation plans not approved by security holders(2)	1,349,087	0.7	—
Total	5,488,918	0.48	1,752,169

(1)	Shareholder Approved Plans

In November 2000, the Company adopted its 2000 Stock Option Plan (the ‘‘2000 Plan’’). The aggregate number of shares of common stock for which options may be granted under the 2000 Plan is 3,000,000. The maximum number of options which may be granted to an employee during any calendar year under the 2000 Plan is 400,000. The term of these non-transferable stock options may not exceed ten years. The exercise price of these stock options may not be less than 100% (110% if the person granted such options owns more than ten percent of the outstanding common stock) of the fair value of one share of common stock on the date of grant. During 2005 and 2004, the Company granted options to purchase 170,000 and zero shares, respectively, under the 2000 Plan. As of December 31, 2005, 2,736,000 options were outstanding under the 2000 Plan, of which 2,062,750 options were exercisable.

In June 1998, the Company adopted its 1998 Stock Option Plan (the ‘‘1998 Plan’’). The aggregate number of shares of common stock for which options may be granted under the 1998 Plan is 3,000,000. The maximum number of options which may be granted to an employee during any calendar year under the 1998 Plan is 400,000. The term of these non-transferable stock options may not exceed ten years. The exercise price of these stock options may not be less than 100% (110% if the person granted such options owns more than ten percent of the outstanding common stock) of the fair value of one share of common stock on the date of grant. During 2005 and 2004, the Company granted options to purchase 62,500 and zero shares, respectively, under the 1998 Plan. As of December 31, 2005, 1,378,831 options were outstanding under the 1998 Plan, of which 1,033,000 options were exercisable. On January 23, 2006 the Company granted 1,335,000 shares under the 1998 Plan. As of February 28, 2006, 2,710,831 options were outstanding under the 1998 Plan, of which 1,375,831 options were exercisable.

In August 1994, the Company adopted its 1994 Stock Option Plan (the ‘‘1994 Plan’’). The aggregate number of shares of common stock for which options may be granted under the 1994 Plan, as amended, is 1,250,000. The term of these non-transferable stock options may not exceed ten years. The exercise price of these stock options may not be less than 100% (110% if the person granted such options owns more than ten percent of the outstanding common stock) of the fair market value of one common stock on the date of grant. During 2005 and 2004, there were no option grants provided under the 1994 Plan. As of December 31, 2005, 25,000 options were outstanding and exercisable under the 1994 Plan.

During the years ended 2005 and 2004, there were no options granted under the Company’s Time Accelerated Restricted Stock Award Plan (‘‘TARSAP’’). The options vest after seven years, however, under the TARSAP, the vesting is accelerated to the last day of the fiscal year in which the options are granted if the Company meets certain predetermined sales targets. The Company did not meet the targets for 2001 and, as such, all options granted under the TARSAP in 2001 will vest seven years from the original date of grant.

(2)	Non-Shareholder Approved Plans and Awards

During 2005, the Company granted warrants to purchase 676,087 shares of common stock outside of the shareholder approved plans. The awards have been made to employees, directors and consultants, and except as noted below, have been granted with an exercise price equal to the fair market value of the common stock on the date of grant. The Company has not reserved a specific number of shares for such awards. The non-shareholder approved awards are more specifically described below.

On September 9, 2005, in connection with services performed by a consultant, the Company issued fully vested warrants to purchase 326,087 shares of the Company’s common stock at $0.23 per share. The warrants will expire on September 9, 2008.

On December 1, 2005 in connection with services performed by a consultant, the Company issued warrants to purchase 350,000 shares of the Company’s common stock at $0.11 per share, which will expire on November 30, 2007. As of December 31, 2005 all options were fully vested.

In January 2004, the Company issued options to certain officers to purchase 1,000,000 shares of the Company’s common stock, which vested immediately. The exercise price of the options ranged from $0.045 to $0.06. At December 31, 2005, 750,000 options were outstanding and exercisable.

During July 2001 in connection with services being performed by a consultant, the Company issued warrants to purchase 48,000 shares of the Company’s common stock at $0.62 per share. The warrants vested immediately and expire five years from the date of the grant.

During January 2002 in connection with services being performed by a consultant, the Company issued warrants to purchase 100,000 shares of the Company’s common stock at $1.35 per share and 50,000 shares of common stock at $1.80 per share. The warrants vested immediately and expired in January 2005.

On March 19, 1999, the Company issued options to certain consultants and employees to purchase an aggregate of 20,000 shares of the Company’s common stock, all of which vested on the first year anniversary of the date of grant. A balance of 10,000 options expired unexercised on March 18, 2005.

On September 25, 1996, the Company issued options to certain officers and directors to purchase 620,000 shares of the Company’s common stock, of which 420,000 vested immediately and 100,000 vested on April 1, 1998 and 1999. The options expire ten years from the date of grant. However, in the event of (a) the liquidation or dissolution of the Company or (b) a merger in which the Company is not the surviving corporation or a consolidation involving the Company, the options shall terminate, unless other provision is made in the transaction. The exercise price of the options was $1.156 and equaled the market value of the Company’s common stock on the date of grant. At December 31, 2005, none of the options were outstanding and exercisable pursuant to a Final Settlement Agreement and Mutual Release executed on October 11, 2005.

SECURITY OWNERSHIP OF MANAGEMENT
AND PRINCIPAL STOCKHOLDERS

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock and preferred stock as of September 12, 2006 by each person (or group within the meaning of Section 13(d)(3) of the Exchange Act) known by the Company to own beneficially 5% percent or more of the Company’s common stock or preferred stock, and by the Company’s directors and named executive officers, both individually and as a group.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)		Percent of Outstanding Common Stock	Number of Shares of Preferred Stock Beneficially Owned(1)	Percent of Outstanding Preferred Stock
Current Directors, CEO and Executive Officers:
Norman E. Corn	1,565,000	(2)	4.6%	—	—
Patrick E. Delaney	1,050,000	(3)	3.1%	—	—
Stephen M. Deixler	2,760,766	(4)	8.3%	48,056	30.9%
Frank S. Russo	386,280	(5)	1.2%	27,778	17.9%
Philip Levine	51,500	(6)	*	—	—
Henry A. Hill	335,000	(7)	1.0%	—	—
William Whitney	486,204	(8)	1.5%	3,889	2.5%
5% or more beneficial owners:
AWM Investment Company 153 East 53rd Street, 55th Floor New York, NY 10022	10,487,268		32.0%	—	—
All Directors and Executives Officers of the Company as a Group (7 Persons)	6,634,750		18.0%	79,723	51.3%

*	Indicates ownership of less than one percent of the total issued and outstanding shares of common stock.

(1)	The securities ‘‘beneficially owned’’ by an individual are determined in accordance with the definition of ‘‘beneficial interest’’ set forth in SEC regulations and, accordingly, may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as the individual, as well as other securities as to which the individual has or shares voting or investment power. Beneficial ownership may be disclaimed as to some of the shares. A person is also deemed to beneficially own shares of Company common stock or preferred stock, as the case may be, which such person does not own but has a right to acquire presently or within 60 days after September 12, 2006 through the exercise of any option, warrant or right or the conversion of any security convertible into such shares. Shares of Company common stock subject to options, warrants or rights (including conversion from preferred stock) which are currently exercisable or exercisable within 60 days are deemed outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not deemed outstanding for computing the ownership percentage of any other person. The amounts and percentages are based upon 32,785,565 shares of Company common stock and 155,557 shares of preferred stock outstanding as of September 12, 2006.

(2)	Includes 1,550,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of September 12, 2006.

(3)	Includes 800,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of September 12, 2006.

(4)	Includes 2,200 shares of common stock owned by Mr. Deixler’s wife as to which shares Mr. Deixler disclaims beneficial ownership. Includes 480,560 shares of common stock subject to conversion from 48,056 shares of preferred stock within 60 days of September 12, 2006 and 141,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of September 12, 2006.

(5)	Includes 277,780 shares of common stock subject to conversion from 27,778 shares of preferred stock within 60 days of September 12, 2006 and 108,500 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of September 12, 2006.

(6)	Includes 51,500 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of September 12, 2006.

(7)	Includes 335,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of September 12, 2006.

(8)	Includes 38,890 shares of common stock subject to conversion from 3,889 shares of preferred stock within 60 days of September 12, 2006 and 384,500 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of September 12, 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2005, certain officers and directors advanced to the Company a total of $160,500 without interest being accrued or paid. Upon closing of debt and equity financings, the Company repaid these advances.

During April 2000, the Company made a $750,000 loan (the ‘‘Loan’’) to the former Chief Executive Officer (the ‘‘Former CEO’’) of the Company. At the time, the Company was contemplating a secondary public offering and potential mergers and acquisitions opportunities and issued the loan in exchange for the Former CEO not exercising his stock options at that time. At the time, the Company had sufficient cash and it was contemplated that the Loan would be repaid within one year. The Loan accrued interest at a rate of LIBOR plus 1%. This Loan became due by its terms thirty days after the Former CEO resigned his position at the Company effective September 29, 2000. Following a series of loan amendments, extensions and collections, the total amount, including accrued interest, owed to the Company by the Former CEO at December 31, 2003 was approximately $175,154, which amount was disputed by the Former CEO. During October 2005, the Company executed a Final Settlement Agreement and Mutual Release and received $32,500 as full and final settlement of all outstanding claims against the Former CEO.

On August 5, 2004, the Company issued, for $200,000 cash, a convertible debenture (the ‘‘Debenture’’) to Mr. Deixler, the Chairman of the Board of Directors. The Debenture would have matured on August 5, 2008 and bears interest at five (5%) percent per annum, compounded annually. The principal amount of the Debenture was convertible into shares of the Company’s common stock, $.001 par value at a conversion price equal to $0.083 per share (the ‘‘Conversion Price’’), an amount equal to the ten (10) day average of the closing prices of the common stock, as quoted on the OTC Bulletin Board during the five (5) trading days immediately prior to and subsequent to August 5, 2004. The principal amount of the Debenture was convertible at the Conversion Price at the option of the holder, or after August 5, 2005 at the Company’s option if the common stock traded at a price of at least $0.166 for 12 trading days in any 15 trading day period. The Company was also entitled to prepay the principal amount of the Debenture, at any time after August 5, 2005, but would be required to pay a premium of two (2%) percent in the second year after issuance of the Debenture of the principal amount prepaid, for prepayments made during that period. The Company had granted certain ‘‘piggyback’’ registration rights to the holder to register for resale the shares issuable upon conversion of the Debenture, and Mr. Deixler exercised his registration rights and the underlying shares of 2,400,960 were registered pursuant to the SB-2 filing which went effective on August 9, 2005. In 2005 and 2004, the Company recorded $9,951 and $4,167 of related party interest expense as part of the statement of operations, respectively. On February 15, 2006, Mr. Deixler converted the Debenture into 2,409,639 shares of common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s common stock (collectively, ‘‘Reporting Persons’’) to file reports of ownership and changes in ownership of the Company’s securities with the Securities and Exchange Commission. Copies of these reports are also required to be delivered to the Company.

The Company believes, based solely on its review of copies of such reports received or written representations from certain Reporting Persons, that during the Company’s 2005 fiscal year, each of Messrs. Deixler and Russo failed to file four Forms 4 reporting four option grants to each of them. The Company has further determined that, in addition to the late filings listed above, Mr. Corn failed to file one Form 4 reporting one option grant; Mr. Deixler failed to file eleven Forms 4 reporting nine option grants, the purchase of a debenture and the conversion of a debenture; Mr. Russo failed to file nine Forms 4 reporting nine option grants; Mr. Delaney failed to file one Form 4 reporting one option grant; Mr. Hill failed to file a Form 3 and two Forms 4 reporting two option grants; Mr. Whitney failed to file four Forms 4 reporting four option grants; and Mr. Levine failed to file one Form 4 reporting one option grant. Each of the foregoing reportable events has since been reported on the appropriate form. The Company is working with these individuals to ensure future compliance.

PROPOSAL #2
Approval of ION Networks Inc. 2006 Stock Incentive Plan

General

The Board has approved for submission to the Company’s stockholders the ION Networks, Inc. 2006 Stock Incentive Plan (the ‘‘Plan’’). The Plan provides that the Committee (as defined below) may grant participants stock options, restricted stock, or such other awards as the Committee may determine. The number of shares of common stock to be reserved and available for awards under the Plan will be 4,000,000. As of the close of business on September 12, 2006, the value of the 4,000,000 shares of common stock to be reserved and available for awards under the Plan was $360,000.

Description of the Plan

The following is a general description of the material features of the Plan. This description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit A.

Purposes of the Plan

The purposes of the Plan are to attract and retain the best available personnel, to provide additional incentives to employees, directors and consultants and to promote the success of the Company’s business.

Eligibility

Awards other than incentive stock options (‘‘ISOs’’) may be granted to (1) any employee, including officers, of the Company or a Related Entity (which is defined in the Plan as (i) any parent or subsidiary of the Company or (ii) any business, corporation, partnership, limited liability company or other entity in which the Company or a parent or subsidiary of the Company holds a direct or indirect substantial ownership interest) subject to the control and direction of the Company or the Related Entity as to both the work to be performed and the manner and method of performance; (2) any member of the Board of Directors of the Company or any Related Entity; and (3) any person engaged by the Company or a Related Entity to render consulting or advisory services. ISOs may be granted only to employees, including officers, of the Company and any Related Entity. An employee, director or consultant who has been granted an award may, if otherwise eligible, be granted additional awards. As of September 12, 2006, there are approximately 22 employees, including officers, three consultants, and four directors currently eligible to participate in the Plan.

Stock Subject to the Plan

The maximum aggregate number of shares which may be issued pursuant to all awards (including incentive stock options) under the Plan is 4,000,000 shares. No more than 500,000 of these shares may be issued pursuant to awards of restricted stock or stock appreciation rights. The shares to be issued pursuant to awards may be authorized, but unissued, or reacquired common stock.

Additionally, any shares authorized for issuance under any of the Company’s 1994, 1998, and 2000 stock option plans as to which no awards have yet been granted are available for issuance under the Plan. To the extent such shares are available for issuance under the Plan, they will not be simultaneously available for issuance under any other plan.

Any shares covered by an award (or portion of an award) which expires or is forfeited or canceled will be deemed not to have been issued for purposes of determining the maximum aggregate number of shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an award will not become available for future issuance under the Plan unless (1) unvested shares are forfeited or (2) shares are repurchased by the Company at the lower of their original purchase price or their fair market value at the time of repurchase.

Administration of the Plan

With respect to grants of awards to directors or officers of the Company, the Plan is administered by the Board or a committee (as applicable, the ‘‘Administrator’’) designated by the Board and constituted solely of two or more directors satisfying the requirements of Section 162(m) of the Internal Revenue Code and Section 16 of the Exchange Act.

Subject to applicable laws and the provisions of the Plan, the Administrator shall have the authority, in its discretion: to select the participants to whom awards may be granted; to determine whether and to what extent awards are granted; to determine the number of shares or the amount of other consideration to be covered by each award; to approve forms of award agreements for use under the Plan; to determine the terms and conditions of any award granted hereunder; to amend the terms of any outstanding award granted under the Plan; to construe and interpret the terms of the Plan and awards, including without limitation, any notice of award or award agreement; to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford grantees favorable treatment under such rules or laws; and to take such other action, not inconsistent with the terms of the Plan, as is deemed appropriate.

Terms and Conditions of Awards

Designation of Award.    Each award shall be designated in an award agreement. In the case of an option, the option shall be designated as either an ISO or a non-qualified stock option (‘‘NQSO’’). However, notwithstanding such designation, to the extent that the aggregate fair market value of shares subject to options designated as ISOs become exercisable for the first time by a grantee during any calendar year (under all plans of the Company or any parent or subsidiary of the Company) exceeds $100,000, such excess options shall be treated as NQSOs.

Conditions of Award.    Subject to the terms of the Plan, the Administrator will determine the provisions, terms, and conditions of each award including, but not limited to, the award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, shares, or other consideration) upon settlement of the award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the award agreement.

Deferral of Award Payment.    The Administrator may establish one or more programs under the Plan to permit selected grantees the opportunity to elect to defer receipt of consideration upon exercise of an award, satisfaction of performance criteria, or other event that would entitle the grantee to payment, receipt of shares or other consideration under an award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

Separate Programs.    The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of grantees on such terms and conditions as determined by the Administrator from time to time.

Individual Option and SAR Limit.    The maximum number of shares with respect to which options and stock appreciation rights may be granted to any grantee in any fiscal year of the Company will be 500,000 shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization.

Early Exercise.    The award agreement may, but need not, include a provision whereby the grantee may elect at any time while an employee, director or consultant to exercise any part or all of the award prior to full vesting of the award. Any unvested shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or to any other restriction the Administrator determines to be appropriate.

Term of Award.    The term of each award shall be the term stated in the award agreement; provided, however, that the term of an ISO will be no more than 10 years from the date of grant. However, if an ISO is granted to a grantee who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the term of the ISO will be five years from the date of grant or such shorter term as may be provided in the award agreement.

Transferability of Awards.    ISOs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the grantee, only by the grantee; provided, however, that the grantee may designate a beneficiary of the grantee’s ISO in the event of the grantee’s death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable by will and by the laws of descent and distribution, and during the lifetime of the grantee, by gift and/or pursuant to a domestic relations order to members of the grantee’s immediate family to the extent and in the manner determined by the Administrator.

Time of Granting Awards.    The date of grant of an award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

Award Exercise or Purchase Price, Consideration and Taxes

The exercise or purchase price, if any, for an NQSO, stock appreciation right, any other award intended to qualify as performance-based compensation, or an ISO held by a person who owns stock representing 10% or less of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, will be not less than 100% of the fair market value per share on the date of grant. In the case of an ISO held by a person who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary of the Company, the per share exercise price will be not less than 110% of the fair market value on the date of grant. In the case of other awards, the exercise price will be determined by the Administrator.

The consideration to be paid for the shares to be issued upon exercise or purchase of an award including the method of payment, shall be determined by the Administrator (and, in the case of an ISO, shall be determined at the time of grant). The Administrator is authorized to accept the following as consideration for shares issued under the Plan, provided that the portion of the consideration equal to the par value of the shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law: cash, check, promissory note; surrender of shares; with respect to options, payment through a broker-dealer sale and remittance procedure; any combination of the foregoing methods; and any other type of consideration that the Administrator determines to be appropriate.

No shares shall be delivered under the Plan to any grantee until such grantee has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of shares or the disqualifying disposition of shares received on exercise of an ISO. Upon exercise of an award, the Company may withhold or collect from grantee an amount sufficient to satisfy such tax obligations.

Federal Income Tax Implications Under the Plan

The following provides only a general description of the application of federal income tax laws to awards under the Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting, and not as tax advice or guidance to participants in the Plan, as the consequences may vary depending upon specific circumstances. The summary does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws.

Incentive Stock Options.    With respect to an ISO, no income is realized by the participant at the time the option is granted or exercised. If common stock is issued to a participant upon exercise of an ISO, and if the participant does not dispose of those shares in a disqualifying disposition within two years after the date of the option grant or within one year after the option is exercised, then (i) on the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the Company for federal income tax purposes.

The exercise of an ISO will give rise to an item of tax preference that may result in alternative tax liability for the participant. If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, then generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares if a sale or exchange) over the option price paid for the shares, and (ii) the Company will be entitled to deduct the amount of income taxed to the participant for federal income tax purposes if the amount represents an ordinary and necessary business expense. Consequently, the Company would require the participant to notify the Company if there is a disposition prior to the expiration of either holding period described above. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Company.

If an ISO is exercised more than three months after termination of employment, the option will be taxed in the same manner as the exercise of a nonqualified stock option, except when termination of employment is due to death or disability. In the case of death or disability, if an ISO is exercised more than one year after termination of employment, the option will be taxed in the same manner as a nonqualified stock option.

Nonqualified Stock Options.    With respect to a nonqualified stock option, no income is realized by the participant at the time the option is granted. Generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise. Upon disposition of the shares acquired by exercise of the nonqualified option, appreciation (or depreciation) occurring after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. Generally, the Company will be entitled to a federal income tax deduction equal to the amount of income taxed to the participant upon exercise of the option.

Restricted Stock.    In general, no income is realized by the participant at the time the restricted stock is granted. When restrictions on the restricted stock lapse, the participant will be subject to tax at ordinary income rates on the amount by which the fair market value of the restricted stock at such time exceeds the amount (if any) paid for the stock by the recipient. However, a participant may elect under Section 83(b) of the Code within 30 days of the grant of the restricted stock to be taxed differently. In this case (i) income is realized by the participant at the time the restricted stock is granted, in an amount equal to the excess of the fair market value of such shares of restricted stock at such time (determined without regard to any restrictions which apply to the shares) over the purchase price, if any, of the shares, and (ii) upon the subsequent sale or exchange of such stock, the participant will recognize capital gain or loss measured by the difference between the amount realized on the disposition and the basis of the restricted stock, which will equal the sum of the purchase price and the amount included in gross income under Section 83(b).

With respect to a sale or exchange of the shares after the forfeiture period has expired, the holding period to determine whether the participant has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis for such shares will generally be based on the fair market value of such shares on such date. If a participant makes an election under Section 83(b) of the Code, however, then the capital gain and loss holding period commences at the time of grant. The Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant.

Exercise of Award

Any award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the award agreement. An award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the award by the person entitled to exercise the award and full payment due upon exercise (including any required tax withholding) is received by the Company. Until the issuance of the stock certificate evidencing such shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to shares subject to an Award.

An award may not be exercised after the termination date of such award set forth in the award agreement and may be exercised following the termination of grantee’s continuous service only to the extent provided in the award agreement. Where the award agreement permits a grantee to exercise an award following the termination of the grantee’s continuous service for a specified period, the award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first. Any award designated as an ISO, to the extent not exercised within the time permitted by law for the exercise of ISOs following the termination of a grantee’s continuous service, will convert automatically to a NQSO and thereafter will be exercisable to the extent exercisable by its terms for the period specified in the award agreement.

Conditions Upon Issuance of Shares

Shares will not be issued pursuant to the exercise of an award unless the exercise of such award and the issuance and delivery of such shares pursuant thereto complies with all applicable laws, and will be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an award, the Company may require the person exercising such award to represent and warrant at the time of exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any applicable laws.

Corporate Transactions/Changes in Control

Effective upon the consummation of a Corporate Transaction (as defined in the Plan), all outstanding awards under the Plan shall terminate to the extent they are not assumed in connection with the Corporate Transaction. Except as provided otherwise in an individual award agreement, in the event of any Corporate Transaction or Change in Control (as defined in the Plan), there will not be any acceleration of vesting or exercisability of any award. The portion of any ISO accelerated in connection with a Corporate Transaction or Change in Control (if the award agreement so provides) shall remain exercisable as an ISO only to the extent the $100,000 dollar limitation is not exceeded.

Effective Date and Term of Plan

The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company and shall continue in effect for a term of 10 years unless earlier terminated. Awards may be granted under the Plan upon its becoming effective.

Amendment, Suspension or Termination of the Plan

The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with applicable laws, the Company will obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required. No award may be granted during any suspension of the Plan or after termination of the Plan. No amendment, suspension or termination of the Plan will adversely affect any rights under awards already granted, unless consented to by the grantee.

Stockholder Approval

The Plan will be subject to approval by (a) the holders of a majority of the votes present in person or by proxy entitled to vote hereon at a duly held meeting of the Company’s stockholders at which a quorum is present or (b) the Company’s stockholders acting in accordance with the provisions of Section 228 of the Delaware General Corporation Law. No awards granted may be exercised prior to such approval; however, the grant date of any reward granted prior to approval will be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan is not approved by a vote of the stockholders of the Company on or before January 22, 2007, the Plan and any awards granted under the Plan will terminate.

New Plan Benefits

To date, 1,335,000 stock options have been granted under the 2006 Stock Incentive Plan. Additional grants may be made under the 2006 Stock Incentive Plan, but the amounts are not currently determinable. Except with respect to the automatic awards to non-employee directors, the Committee will make future awards at its discretion.

The table below presents certain information with respect to the 1,335,000 stock options that were granted under the Plan (subject to approval by stockholders of the Plan) to officers, employees and consultants.

New Plan Benefits

Name	Dollar Value	Number of Options
Norman E. Corn, Chief Executive Officer	$22.500	125,000
Patrick E. Delaney, Chief Financial Officer	$22.500	125,000
Henry A. Hill, Sr. VP of Technical Services	$22.500	125,000
William Whitney, VP & Chief Technology Officer	$22.500	125,000
Executive Group	$90,000	500,000
Non-Executive Director Group	$—	—
Non-Executive Officer Employee Group	$150,300	835,000

Vote Required

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting is required for approval of the 2006 Stock Incentive Plan.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE ‘‘FOR’’ THE PLAN.

INDEPENDENT AUDITORS

The firm of Marcum & Kliegman, LLP was appointed to serve as the Company’s independent auditors for the fiscal year ending December 31, 2006. Representatives of Marcum & Kliegman LLP are expected to be present at the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

Stockholders are not being asked to ratify the appointment of auditors for the year ending December 31, 2006.

Principal Accountant Fees and Services

	Year Ended December 31, 2005	Year Ended December 31, 2004
Audit Fees	$89,950	$60,500
Audit Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0

Audit Committee Pre-Approval Policies and Procedures

The audit committee has adopted a procedure under which all fees charged by Marcum and Kliegman LLP must be pre-approved by the Audit Committee.

The Audit Committee has adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by the Company’s independent registered public accounting firm. The policy requires that all services to be performed by the Company’s independent registered public accounting firm, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. The policy permits the Audit Committee to delegate pre-approval authority to one or more members, provided that any pre-approval decisions are reported to the Audit Committee at its next meeting. Specific services being provided by the independent registered public accounting firm are regularly reviewed in accordance with the pre-approval policy. At subsequent Audit Committee meetings, the Audit Committee receives updates on services being provided by the independent registered public accounting firm, and management may present additional services for approval. Since the May 6, 2003 effective date of the SEC rule applicable to services being provided by the independent accountants, each new engagement of the Company’s independent registered public accounting firm was approved in advance by the Audit Committee.

STOCKHOLDER PROPOSALS

Proposals of stockholders which are eligible under the rules of the Securities and Exchange Commission to be included in the Company’s 2007 proxy materials must be received by the Corporate Secretary of the Company no later than June 8, 2007.

Such proposals relating to possible director nominees and all other proposals should be addressed to the Company’s Board of Directors, in each case at ION Networks, Inc., 120 Corporate Boulevard, South Plainfield, New Jersey 07080, Attn: Patrick Delaney, Chief Financial Officer.

If the Company changes the date of its 2007 annual meeting to a date more than 30 days from the anniversary date of its 2006 annual meeting, then the deadline for submission of stockholder proposals will be changed to a reasonable time before the Company begins to print and mail its proxy materials. If the Company changes the date of its 2006 annual meeting in a manner that alters the deadline, the Company will so state under Part II, Item 5 of the first quarterly report on Form 10-QSB it files with the SEC after the date change, or will notify its stockholders by another reasonable method.

Under SEC regulations, notices of shareholder proposals submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not to be included in the Company’s proxy statement and form of proxy), will be considered untimely, and thus the Company’s proxy may confer discretionary voting authority on the persons named in the proxy with regard to such proposals, if received after June 8, 2007.

OTHER MATTERS

The Board is not aware of any other matters that may come before the Meeting. However, in the event such other matters come before the meeting, the persons named on the proxy card will have the discretion to vote on those matters using their best judgment.

A list of stockholders entitled to be present and vote at the annual meeting will be available for inspection by stockholders at the Company’s corporate office located at 120 Corporate Boulevard, South Plainfield, New Jersey 07080 for at least 10 days prior to the date of, and will be available at, the Meeting.

Stockholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board, and return it in the enclosed envelope.

By Order of the Board of Directors
NORMAN E. CORN
Chief Executive Officer

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2005 accompanies this proxy statement. The annual report is a combined report with the Company’s Annual Report on Form 10-KSB (without exhibits) for the year ended December 31, 2005 filed with the Securities and Exchange Commission. The Company will provide copies of the exhibits to the Form 10-KSB upon payment of a reasonable fee, upon receipt of a written request addressed to Ion Networks, Inc., 120 Corporate Boulevard, South Plainfield, NJ 07080, Attn: Secretary.

APPENDIX A

ION NETWORKS, INC.
2006 STOCK INCENTIVE PLAN

1)	Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2)	Definitions. As used herein, the following definitions shall apply:

A.	‘‘Administrator’’ means the Board or any of the Committees appointed to administer the Plan.

B.	‘‘Affiliate’’ and ‘‘Associate’’ shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

C.	‘‘Applicable Laws’’ means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

D.	‘‘Assumed’’ means that (i) pursuant to a Corporate Transaction defined in Section 2Q.1, 2Q.2 or 2Q.3, the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction or (ii) pursuant to a Corporate Transaction defined in Section Q.4 or 2(q)(v), the Award is expressly affirmed by the Company.

E.	‘‘Award’’ means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

F.	‘‘Award Agreement’’ means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

G.	‘‘Board’’ means the Board of Directors of the Company.

H.	‘‘Cause’’ means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for ‘‘Cause’’ as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

I.	‘‘Change in Control’’ means a change in ownership or control of the Company effected through either of the following transactions:

1.	the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

2.	a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

J.	‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

K.	‘‘Committee’’ means any committee appointed by the Board to administer the Plan.

L.	‘‘Common Stock’’ means the common stock of the Company.

M.	‘‘Company’’ means ION Networks, Inc., a Delaware corporation.

N.	‘‘Consultant’’ means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

O.	‘‘Continuing Directors’’ means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

P.	‘‘Continuous Service’’ means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such ninety (90) day period.

Q.	‘‘Corporate Transaction’’ means any of the following transactions:

1.	a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

2.	the sale, transfer or other disposition of all or substantially all of the assets of the Company;

3.	the complete liquidation or dissolution of the Company;

4.	any reverse merger in which the Company is the surviving entity but in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

5.	acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

R.	‘‘Covered Employee’’ means an Employee who is a ‘‘covered employee’’ under Section 162(m)(3) of the Code.

S.	‘‘Director’’ means a member of the Board or the board of directors of any Related Entity.

T.	‘‘Disability’’ means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, ‘‘Disability’’ means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

U.	‘‘Dividend Equivalent Right’’ means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

V.	‘‘Employee’’ means any person, including an Officer or Director, who is an employee of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute ‘‘employment’’ by the Company.

W.	‘‘Exchange Act’’ means the Securities Exchange Act of 1934, as amended.

X.	‘‘Fair Market Value’’ means, as of any date, the value of Common Stock determined as follows:

1.	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

2.	If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

3.	In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

Y.	‘‘Grantee’’ means an Employee, Director or Consultant who receives an Award under the Plan.

Z.	‘‘Immediate Family’’ means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

AA.	‘‘Incentive Stock Option’’ means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code

BB.	‘‘Non-Qualified Stock Option’’ means an Option not intended to qualify as an Incentive Stock Option. In addition, any validly issued Option that is intended to be an Incentive Stock Option, but which does not satisfy the Code’s requirements for Incentive Stock Options, shall be treated as a Non-Qualified Stock Option.

CC.	‘‘Officer’’ means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

DD.	‘‘Option’’ means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

EE.	‘‘Parent’’ means a ‘‘parent corporation’’, whether now or hereafter existing, as defined in Section 424(e) of the Code.

FF.	‘‘Performance-Based Compensation’’ means compensation qualifying as ‘‘performance-based compensation’’ under Section 162(m) of the Code

GG.	‘‘Performance Shares’’ means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

HH.	‘‘Performance Units’’ means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

II.	‘‘Plan’’ means this 2006 Stock Incentive Plan.

JJ.	‘‘Related Entity’’ means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

KK.	Replaced’’ means that (i) pursuant to a Corporate Transaction defined in Section 2(q)(i), 2(q)(ii) or 2(q)(iii), the Award is replaced with a comparable stock award or a cash incentive program of the successor entity or Parent thereof which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award or (ii) pursuant to a Corporate Transaction defined in Section 2(q)(iv) or 2(q)(v), the Award is replaced with a comparable stock award or a cash incentive program of the Company or Parent thereof which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

LL.	‘‘Restricted Stock’’ means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

MM.	‘‘Rule 16b-3’’ means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

NN.	‘‘SAR’’ means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

OO.	‘‘Share’’ means a share of the Common Stock.

PP.	‘‘Subsidiary’’ means a ‘‘subsidiary corporation’’, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3)	Stock Subject to the Plan.

A.	Subject to the provisions of subsection (b) and Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is four million (4,000,000) Shares; provided, however, that no more than five hundred thousand (500,000) of these Shares may be issued pursuant to Restricted Stock or SARs. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

B.	In addition, any Shares authorized for issuance under any of the Company’s 1994, 1998, and 2000 stock option plans as to which no Awards have yet been granted or which have or are returned to any such Plan shall be deemed available for issuance under this Plan. To the extent such Shares are available for issuance under this Plan, they shall not be simultaneously available for issuance under any other plan, it being the intention of this provision that there be no duplication of Shares underlying any Award.

C.	Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled or expires, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan.

4)	Administration of the Plan.

A.	Plan Administrator.

1.	Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

2.	Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

3.	Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the ‘‘Administrator’’ or to a ‘‘Committee’’ shall be deemed to be references to such Committee or subcommittee.

4.	Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

B.	Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

1.	to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

2.	to determine whether and to what extent Awards are granted hereunder;

3.	to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

4.	to approve forms of Award Agreements for use under the Plan;

5.	to determine the terms and conditions of any Award granted hereunder;

6.	to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

7.	to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

8.	to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

9.	to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

5)	Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6)	Terms and Conditions of Awards.

A.	Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

B.	Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

C.	Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

D.	Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award (but only to the extent that such deferral programs would not result in an accounting compensation charge unless otherwise determined by the Administrator). The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

E.	Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

F.	Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company shall be five hundred thousand (500,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10), below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to a Grantee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Grantee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

G.	Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

H.	Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

I.	Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee’s Incentive Stock Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift and/or pursuant to a domestic relations order to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator.

J.	Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

7)	Award Exercise or Purchase Price, Consideration and Taxes.

Exercise or Purchase Price.    The exercise or purchase price, if any, for an Award shall be as follows:

1.	In the case of an Incentive Stock Option:

a.	granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

b.	granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

2.	In the case of a Non-Qualified Stock Option or SAR, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

3.	In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

4.	In the case of other Awards, such price as is determined by the Administrator.

5.	Notwithstanding the foregoing provisions of this Section 00, in the case of an Award issued pursuant to Section C, above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

Consideration.    Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

1.	cash;

2.	check;

3.	delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

4.	surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

5.	with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

6.	any combination of the foregoing methods of payment.

C	Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8)	Exercise of Award.

A.	Procedure for Exercise; Rights as a Stockholder.

1.	Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

2.	An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section B.5. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10), below.

B.	Exercise of Award Following Termination of Continuous Service.

1.	An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

2.	Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

3.	Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9)	Conditions Upon Issuance of Shares.

A.	Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

B.	As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10)	Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been ‘‘effected without receipt of consideration.’’ Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11)	Corporate Transactions/Changes in Control.

A.	Termination of Award to Extent Not Assumed in Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

B.	Acceleration of Award Upon Corporate Transaction/Change in Control. Except as provided otherwise in an individual Award Agreement, in the event of any Corporate Transaction or Change in Control, there will not be any acceleration of vesting or exercisability of any Award.

C.	Effect of Acceleration on Incentive Stock Options. The portion of any Incentive Stock Option accelerated under this Section 0 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

12)	Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 0, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

13)	Amendment, Suspension or Termination of the Plan.

A.	The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

B.	No Award may be granted during any suspension of the Plan or after termination of the Plan.

C.	No amendment, suspension or termination of the Plan (including termination of the Plan under Section 0, above) shall adversely affect any rights under Awards already granted to a Grantee, unless consented to by the Grantee.

14)	Reservation of Shares.

A.	The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

B.	The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15)	No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for purposes of this Plan.

16)	No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a ‘‘Retirement Plan’’ or ‘‘Welfare Plan’’ under the Employee Retirement Income Security Act of 1974, as amended.

17)	Stockholder Approval. The Plan shall be subject to approval by (a) the holders of a majority of the votes present in person or by proxy entitled to vote hereon at a duly held meeting of the Company’s stockholders at which a quorum is present or (b) the Company’s stockholders acting in accordance with the provisions of Section 228 of the Delaware general Corporation Law. No options granted hereunder may be exercised prior to such approval, provided, however, that the date of grant of any option shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan is not approved by a vote of the stockholders of the Company on or before January 22, 2007, the Plan and any options granted hereunder shall terminate.

ION NETWORKS, INC.
Proxy Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders on Wednesday November 8, 2006

The undersigned hereby appoints Norman E. Corn and Patrick E. Delaney and each of them, with full power of substitution, as attorneys and proxies for the undersigned, to attend the annual meeting of shareholders of ION Networks, Inc. (the ‘‘Company’’), to be held at the offices of the Company at 120 Corporate Boulevard, South Plainfield, New Jersey, on Wednesday, November 8, 2006, at 10:00 a.m., local time, or any adjournment thereof, and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

1.	To vote for the following nominees for election as director of the Company:	For	Withhold	For All Except
Stephen M. Deixler Frank S. Russo Philip Levine Norman E. Corn

INSTRUCTION: To withhold authority to vote for any individual nominees, mark ‘‘For All Except’’ and write that nominee’s name in the space provided below.

2.	Approve the ION Networks, Inc. 2006 Stock Incentive Plan	For	Against	Abstain

3.	In their discretion, on the conduct of other business if properly raised.

The Proxies will vote as specified herein or, if a choice is not specified, they will vote ‘‘For’’ the nominees listed in Item 1, ‘‘For’’ the proposal set forth in Item 2, and ‘‘For’’ the conduct of other business if properly raised.

This Proxy is solicited by the Board of Directors of the Company.

Please sign exactly as your names appear hereon, indicating, where proper, official position or representative capacity.

Date: , 2006

(Signatures)

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